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                                                                    EXHIBIT 5.1






                                  May 24, 2001



Markel Corporation
4521 Highwoods Parkway
Glen Allen, Virginia 23060

Gentlemen:

          As counsel to Markel Corporation (the "Company"), we are providing this opinion in connection with your preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to 100,000 shares of the Company's Common Stock, no par value, and an indeterminate amount of participation interests to be offered pursuant to the Markel Corporation Retirement Savings Plan (the "Plan").

          We are of the opinion that the 100,000 shares of Company Common Stock to be offered pursuant to the Plan have been validly authorized and, when issued or sold in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.



                                             Very truly yours,


                                             /s/ McGuireWoods LLP